TBPE REGISTERED ENGINEERING FIRM F-1580			FAX (713) 651-0849
1100 LOUISIANA	SUITE 3800	HOUSTON, TEXAS 77002-5235	TELEPHONE (713) 651-9191

EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in the Registration Statements on Form S- 8 (Registration Nos. 333-162888, 333-137273, 333-116528, 333-55838 and 333-35245) of Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), relating to the Incentive Plan of the Company, and the Registration Statement on Form S-3 (Registration No. 333-159237) of the Company (collectively, the “Registration Statements”) of information contained in our reserve report that is summarized as of December 31, 2010, in our summary letter dated February 1, 2011, relating to the oil and gas reserves and revenue, as of December 31, 2010, of certain interests of the Company.

We hereby consent to all references to such reports, letters and/or to this firm in each of the Registration Statements and each Prospectus to which any such Registration Statement relates, and further consent to our being named as an expert in each of the Registration Statements and each Prospectus to which any such Registration Statement relates.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

March 31, 2011

1200, 530 - 8TH AVENUE, S.W.	CALGARY, ALBERTA T2P 358	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258